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                                                                  EXHIBIT 10.1

                       EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made and entered into and as of the 15th day of February 1996, by and between Saul P. Steinberg (the "Executive") and RELIANCE GROUP HOLDINGS, INC., a Delaware corporation having its principal place of business at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 (the "Company").

     1.   Employment.
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          (a)  The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, as a senior executive officer of the Company having his existing title and duties. During the term hereinafter specified, the Executive agrees to perform such duties and render such services, consistent with his current duties and services, as from time to time may be requested of him by the Board of Directors of the Company or any duly empowered committee thereof (the "Board of Directors").

          (b) During the term of this Agreement, the Executive shall devote his full working time during customary business hours and his best efforts, and apply all of his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries.

     2.   Term.  Subject to Sections 4 and 5 hereof, the term of employment of
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the Executive hereunder shall be for the period commencing on the date hereof and ending on February 14, 2001; provided that such term may be extended, at the
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option of either the Company or the Executive, for three successive one year periods thereafter by written notice to the Executive from the Company or to the Company from the Executive, as the case may be, given at least sixty (60) days prior to the end of the then applicable term of employment.

     3.   Compensation.
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          (a)  Base Salary.  The Company will pay to the Executive during the
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term of his employment hereunder a base salary ("Base Salary") of not less than
Executive's annual base salary on January 1, 1996, payable in accordance with the Company's usual and customary pay procedures. The Base Salary shall be subject to increase by the Board of Directors in their absolute discretion during the term of the Executive's employment hereunder. Any increase in the base salary shall become the new Base Salary for all purposes hereof.

          (b)  Bonus.  For each calendar year of the Company during the term of
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the Executive's employment, the Executive shall be eligible to receive a bonus based on a percentage of his Base Salary for such year (not less than 115%) as determined pursuant to the Company's existing Executive Bonus Plan (or any other subsequent executive bonus compensation plan in which the chief executive officer or chief operating officer participate


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and which has been approved by the stockholders and does not reduce the
Executive's bonus potential below 100% of Base Salary), provided that, except in the case of the bonus for the calendar year in which this Agreement terminates in accordance with Section 2 hereof, the Executive has not "voluntarily resigned" or been terminated for "cause" prior to the time of payment of the bonus. The Executive's bonus for 1995 shall not be affected by this Agreement.

          (c)  Reimbursement of Expenses.  The Company shall pay or reimburse
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the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of his employment under this Agreement in the performance of his services hereunder in accordance with the current policies of the Company applicable to the Executive, subject to modification from time to time hereafter, provided that such modification does not significantly and adversely affect the Executive's payments or reimbursements thereunder. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

          (d)  Vacations.  The Executive shall be entitled to not less than four
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weeks' paid vacation.  Vacation shall be taken at times reasonably consistent with the needs of the Company. Vacation earned for a year but not taken during that year shall not be paid for nor taken in a subsequent year.

          (e)  Supplementary Pension Benefits.  For purposes of the Company's
               ------------------------------
Supplemental Pension Plan, (i) the pension benefit payable to the Executive shall be calculated using total IRS Form W-2 compensation (excluding any compensation attributable to exercise of employee stock options) for the immediately preceding five years instead of Base Salary for such period, and
(ii) the Executive will be credited with all years of actual service with the Company and its predecessors and with all years during which the Executive could have received payments pursuant to Section 2 hereof, unless he is terminated for cause in which case he be credited only with all years of actual service with the Company and its predecessors.

          (f)  Perquisites.  The Executive shall be entitled to such other
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perquisites as are currently provided to the Executive.

          (g)  Withholding.  The Executive acknowledges and agrees that the
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Company shall be entitled to withhold from his compensation, or otherwise provide for, all federal, state or local income or other taxes which the Company determines are required to be withheld on amounts payable to the Executive pursuant to this Agreement or otherwise.

     4.   Termination of Employment.
          -------------------------
          (a) With or Without Cause; Resignation.  The Company shall have the
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right to terminate the employment of the Executive with or without "cause" (as hereinafter

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defined) and the Executive shall have the right to resign from his employment by the Company.  If (i) the Executive's employment with the Company is terminated for "cause", or (ii) the Executive has "voluntarily resigned" (as hereinafter defined) his employment, the Company shall have no further obligation to the Executive hereunder, except, in the case of clause (ii), to pay to the Executive the amounts, if any, due him pursuant to subsections (c),
(d) and (e) of Section 3 hereof.

          (b)  Definitions of Cause and Voluntarily Resigned.  For purposes of
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this Agreement, "cause" shall mean:

               (i) conviction of the Executive of a felony, or of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates;

               (ii) willful misconduct by the Executive in connection with the performance of his duties hereunder, or material and wilful breach by him of any of the provisions of this Agreement and failure to cure such misconduct or breach within two (2) weeks after receipt of written notice thereof;

               (iii) the Executive's conviction in a court of law of any criminal offense involving moral turpitude under the laws of the United States or any other jurisdiction the laws of which may apply; and

               (iv) the Executive's willful failure to perform specific written directives of the Board of Directors of the Company, which directives are consistent with the scope and nature of the Executive's existing duties and responsibilities as set forth in
               Section 1 hereof, and failure to cure such  failure within two
               (2) weeks after receipt of written notice thereof.

For purposes of this Agreement, "voluntarily resigned" shall mean the Executive's decision to no longer serve as an executive officer of the Company, which decision shall not have resulted from any of the following:

               (i) a substantial diminution of the Executive's duties without the Executive's written consent;

               (ii) a demotion in title;

               (iii) a relocation or attempted relocation of the Executive without the Executive's written consent to an office outside a 25-mile radius of New York City; or

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               (iv) an increase in any year in the amount of travel required of the Executive by more than 20% of the average amount of travel required during the previous three years.

          (c)  Discharge Without Cause; Resignation.  If the Executive is
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discharged without "cause" or has not "voluntarily resigned", the Company shall have no obligation to the Executive hereunder, except (i) to continue to provide the Executive with the benefits under the medical and dental plans of the Company then in effect for senior executives of the Company until February 14, 2004, at the same charge to the Executive as he would have paid as an active employee of the Company, (ii) to fully vest all stock option grants held by the Executive and permit the immediate exercise thereof for a period of 12 months after the date of such discharge or such resignation, (iii) to pay to the Executive, within 20 days after the date of such discharge or such resignation, a lump sum in the amount determined by multiplying (A) the number of years (including fractional years) remaining from the date of such discharge or such resignation to February 14, 2004, times (B) the sum of Base Salary and the average bonus paid pursuant to subsection (b) of Section 3 hereof for the two years immediately prior to the date of such discharge or such resignation and
(iv) to pay the amounts due him under subsections (c), (d) and (e) of Section 3 hereof.

     5.   Death or Disability.
          -------------------
          (a)  Termination.  The term of employment of the Executive shall
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terminate forthwith in the event of the death of the Executive, and, at the option of the Company upon written notice to the Executive, in the event that the Executive shall fail for a period of four consecutive months to render and perform the services required of him under this Agreement because of "disability" (as currently defined in the Company's existing long-term disability plan). Upon a termination of the Executive's employment hereunder because of death or "disability", the Executive shall be entitled to receive and shall be paid as provided for in subsection (b) of Section 5 hereof and the Company shall have no further obligation to him hereunder, except (i) to pay to the Executive or his estate, as the case may be, the amounts, if any, due him pursuant to subsection (c), (d) and (e) of Section 3 hereof and (ii) solely in the case of "disability", to continue to provide the Executive with the benefits under the medical and dental plans of the Company then in effect for senior executives of the Company until February 14, 2004, at the same charge to the Executive as he would have paid as an active employee of the Company.

          (b)  Payments Required.
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               (i) In the event of the death of the Executive, his estate shall be paid, within 20 days after the date of his death, a lump sum in the amount equal to the sum of (A) Base Salary for one year from the date of his death and (B) the average bonus paid pursuant to subsection (b) of Section 3 hereof for the two years immediately prior to the date of the Executive's death.

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               (ii) In the event of a "total disability" (as currently defined in the Company's existing long-term disability plan), the Executive shall continue to be paid, until the third anniversary of the date of his termination for "disability", his Base Salary and shall receive a bonus, at the time bonuses are paid to other senior executives, in an amount equal to the average bonus paid pursuant to subsection (b) of Section 3 hereof for the two years immediately prior to the date of the Executive's termination for "disability".

               (iii) In the event of a "partial disability" (as currently defined in the Company's existing long-term disability plan), the Executive shall continue to be paid, until the fifth (fourth, if such termination occurs in 2002, third, if such event occurs in 2003, second, if such event occurs in 2004) anniversary of the date of his termination for "disability", his Base Salary and shall receive a bonus, at the time bonuses are paid to other senior executives, in an amount equal to the average bonus paid pursuant to subsection (b) of Section 3 hereof for the two years immediately prior to the date of the Executive's termination for "disability".

               (iv) All amounts payable pursuant to clause (ii) or (iii) of this subsection (b) shall be reduced by amounts paid to the Executive under any of the Company's disability plans.

     6.   Covenant Not to Interfere; Confidential Information; and Injunctive
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          Relief.
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          (a)  Covenant Not to Interfere.  The Executive agrees and covenants
               -------------------------
that, for a period of two (2) years after the date of expiration or termination of this Agreement, the Executive shall not, without the prior written approval of the Board of Directors, Interfere directly or indirectly in any way with the Company or any of its affiliates. For purposes of this Agreement, "Interfere" shall mean, to influence or attempt to influence, directly or indirectly, present or prospective clients (i.e., persons or entities identified by the Company as prospective clients of the Company or any of its affiliates within twelve (12) months of termination or expiration of the Executive's employment hereunder and with whom the Company or such affiliates have had substantial contact), employees, or independent contractors of the Company or any of its affiliates to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its affiliates. In the event any court having jurisdiction shall reduce the duration or scope of the covenant not to interfere set forth in this subsection (a), such covenant, in its reduced form, shall be enforceable.

          (b)  Confidential Information.  The Executive agrees that during the
               ------------------------
term of his employment and thereafter, he shall not disclose, without the prior written consent of the Board of Directors, directly or indirectly, any confidential or non-public proprietary knowledge or information pertaining to the Company or any of its affiliates, including,

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without limitation, with respect to their management, financial condition, subscription, mailing or customer lists, sources of supply, business, personnel, policies or prospects, to any person, firm, corporation or other entity, for any reason or purposes whatsoever or use such knowledge or information (other than in connection with his duties hereunder).


          (c)  Memoranda, Etc.  The Executive acknowledges and agrees that all
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memoranda, notes, reports, records and other documents made or compiled by the
Executive, or made available to the Executive during the term of his employment concerning the business of the Company or any of its affiliates, shall be the Company's property and shall be delivered to the Company upon the termination of the Executive's employment hereunder or at any other time upon request by the Board of Directors. Following the expiration or termination of the Executive's employment hereunder, the Executive agrees to cooperate, for a period of five
(5) years with respect to legal matters and for a period of one (1) year with respect to all other matters, with the Company and its affiliates with respect to matters with which the Executive was involved during the term of his employment.

          (d)  Survival.  The provisions of this Section 6 shall survive the
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termination or expiration of this Agreement and the Executive's term of employment hereunder.

          (e)  Injunctive Relief.  The Executive consents and agrees that, if he
               -----------------
violates any of the provisions of this Agreement with respect to non-interference or confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any such violation of this Agreement, and the Executive shall not object to any such application.

     7.   Assignment.
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          (a)  This Agreement is personal as to the Executive and shall not be assignable by the Executive.

          (b) This Agreement shall not be assigned by the Company without the prior written consent of the Executive.

     8.   Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (when delivered), sent by registered mail, return receipt requested (upon confirmation of receipt) or by recognized overnight courier (one day after being sent) to the address shown below, or to such other address as the applicable party hereto may designate by notice to the other party given as herein provided:

               If to the Company, to:

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               Reliance Group Holdings, Inc.
               55 East 52nd Street
               New York, New York 10055
               Attention: President

               If to the Executive to:


               Saul P. Steinberg
               740 Park Avenue
               New York, New York 10021

     9.   Complete Understanding.  This Agreement constitutes the sole and
          ----------------------
entire agreement between the Executive and the Company with respect to the Company's continued employment of the Executive and shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced. This Agreement does not alter, amend or modify any rights of the Executive to indemnification under either the Company's Charter or By-laws or his indemnification agreement with the Company. The parties hereto hereby terminate, effective the date hereof, the Employment Agreement, dated as of January 1, 1992, as amended, between the parties.

     10.  Binding Effect.  This Agreement shall be binding upon and shall inure
          --------------
to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     11.  Termination of Agreement.  This Agreement (other than the provisions
          ------------------------
of Sections 3(e), 4 (c), 5(b) and 6 hereof) shall terminate upon the expiration or termination, in accordance with the terms hereof, of the Executive's employment hereunder.

     12.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York.

     13.  Severability.  The invalidity of all or any part of any provision of
          ------------
this Agreement shall not invalidate the remainder of this Agreement or the remainder of any paragraph which can be given effect without such invalid provision.

     14.  Paragraph Headings.  The paragraph headings contained in this
          ------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Executive has executed this Agreement, in each case, as of the day and year first above written.

                              RELIANCE GROUP HOLDINGS, INC.

                              By: /s/ George E. Bello
                                  -------------------------------------------
                              Title: Executive Vice President and Controller


                                   /s/ Saul P. Steinberg
                                  -------------------------------------------
                              Name: Saul P. Steinberg

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                           Schedule to Exhibit 10.1



     Each of George E. Bello, Lowell C. Freiberg, Howard E. Steinberg and Robert
M. Steinberg (each, the "Executive") entered into an Employment Agreement (the "Executive Employment Agreements") with Reliance Group Holdings, Inc. (the "Company") which is identical to Exhibit 10.1 hereto in all material respects other than the following:

     1. Each Executive agrees to perform such duties and render such services, consistent with his current duties and services, as from time to time may be requested of him by the chief executive officer or the Board of Directors of the Company (or any duly empowered committee thereof).

     2. Pursuant to the terms of Robert M. Steinberg's Executive Employment Agreement, the base salary of Robert M. Steinberg may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the base salary of the chief executive officer of the Company is similarly reduced.

     3. Pursuant to the terms of the Executive Employment Agreements of each of Messrs. Bello, Freiberg and Howard E. Steinberg, the base salary of each of Messrs. Bello, Freiberg and Howard E. Steinberg may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the base salaries of the Company's chief executive officer and chief operating officer are similarly reduced.